As filed with the Securities and Exchange Commission on June 25, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SIERRA PACIFIC POWER COMPANY

(Exact name of registrant as specified in its charter)

NEVADA	88-0044418
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 10100

6100 Neil Road

Reno, Nevada 89520-0400 (89511)

(775) 834-4011

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul J. Kaleta, Esq.

Senior Vice President, General Counsel and Secretary

Sierra Pacific Power Company

P.O. Box 10100

6100 Neil Road

Reno, Nevada 89520-0400 (89511)

(775) 834-4011

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

James A. McDaniel, Esq.

Choate, Hall & Stewart LLP

Two International Place

Boston, Massachusetts 02110

(617) 248-5000

Approximate date of commencement of proposed sale of the securities to the public: from time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration Statement 333-130191

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered (1)	Amount of Registration Fee (2)
General and Refunding Mortgage Securities	$25,000,000	$768

(1)	The registrant previously registered an aggregate principal amount of $300,000,000 of securities on the Registration Statement on Form S-3 (Registration No. 333-130191). In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of not more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-3 (Registration No. 333-130191) are being registered.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act. The registrant previously registered an aggregate principal amount of $300,000,000 of securities on the Registration Statement on Form S-3 (File No. 333-130191), for which a filing fee of $32,100 was previously paid.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with respect to the registration of an additional $25,000,000 aggregate maximum principal amount of General and Refunding Mortgage Securities of Sierra Pacific Power Company, a Nevada corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-3, as amended (File No. 333-130191), which was declared effective May 25, 2006 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto, are incorporated by reference into this Registration Statement.

The required opinions, consents and exhibits are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada on June 25, 2007.

SIERRA PACIFIC POWER COMPANY

By	/S/ JOHN E. BROWN
Name:	John E. Brown
Title:	Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 25, 2007.

Signature	Title

* Walter M. Higgins III	Director and Chief Executive Officer

* Michael W. Yackira	Director and Chief Operating Officer

/S/ JOHN E. BROWN John E. Brown	Controller

* Joseph B. Anderson, Jr.	Director

* Mary Lee Coleman	Director

* Krestine M. Corbin	Director

Glenn Christenson	Director

* Theodore J. Day	Director

* Jerry E. Herbst	Director

Brian J. Kennedy	Director

* John F. O’Reilly	Director

* Phillip G. Satre	Director

Signature	Title

Donald D. Snyder	Director

* Clyde T. Turner	Director

*By:	/S/ JOHN E. BROWN
Name:	John E. Brown
Title:	Attorney-in-Fact

EXHIBIT INDEX

5.1	Opinion of Choate, Hall & Stewart LLP

5.2	Opinion of Woodburn and Wedge

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1)

23.3	Consent of Woodburn and Wedge (included in Exhibit 5.2)

24.1	Powers of Attorney (previously filed and incorporated by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-130191))